UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015 (April 20, 2015)

American Realty Capital Healthcare Trust III, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-196302	38-3930747
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition of Disposition of Assets.

On April 20, 2015, American Realty Capital Healthcare Trust III, Inc. (“the Company”), through a wholly-owned subsidiary of its operating partnership, acquired the fee simple interest in a medical office building located in Clearwater, Florida (“RAI Clearwater”) for a contract purchase price of $4.8 million, exclusive of closing costs. The seller of RAI Clearwater was R.H.C. Investments I, Inc., an entity that has no material relationship with the Company or any of its affiliates, or any director or officer of the Company or any associate of any such director or officer.

The Company funded the acquisition of RAI Clearwater with proceeds from its ongoing initial public offering of common stock. At closing, the Company paid an acquisition fee of $0.1 million to the Company’s advisor, American Realty Capital Healthcare III Advisors, LLC.

RAI Clearwater contains 14,936 rentable square feet and was 100% leased to three tenants as of the date of acquisition. The leases are net whereby the tenants are required to pay their proportionate share of operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent.  The following table provides information related to lease commencement and termination dates, rentable square feet, annualized cash rental income, rental escalations and renewal options for RAI Clearwater:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Cash Rental Income	Rental Escalations	Renewal Options
RAI Care Centers of Florida I, LLC d/b/a RAI – US – 19 N – Palm Harbor/Clearwater	December 2009(1)	December 2024	9,216	$0.2 million	(2)	Three five-year options
Renal Hypertension Center	December 2009	November 2024	2,206	$0.1 million	Change in CPI every two lease years (3)	One five-year option
Tampa Bay Access Center, Inc.	December 2009	November 2024	3,514	$0.1 million	Change in CPI every two lease years (4)	One five-year option

_______________

(1)	RAI Care Centers of Florida I, LLC d/b/a RAI – US – 19 N – Palm Harbor/Clearwater executed a lease amendment to expand its space by 1,320 rentable square feet, which commenced on March 1, 2015.
(2)	Rental escalations for the RAI Care Centers of Florida I, LLC d/b/a RAI – US – 19 N – Palm Harbor/Clearwater lease contain increases equal to (a) the annual increase in the Consumer Price Index (“CPI”), capped at 3% with respect to original leased space of 7,896 rentable square feet, and (b) 2.0% annually with respect to leased expansion space of 1,320 rentable square feet.
(3)	Rental escalations equal to the increase or decrease in the CPI every two lease years, subject to a minimum base rent of $25.00 per square foot.
(4)	Rental escalations equal to the increase or decrease in the CPI every two lease years, subject to a minimum base rent of $30.00 per square foot.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

Date: April 23, 2015	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer, President and Secretary